UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) February 5, 2008

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2008, we announced Roger Kuppinger’s retirement from our board of directors effective as of May 14, 2008 and Paula Downey’s election to our board of directors effective March 1, 2008. Ms. Downey is expected to be named to the audit committee of the board of directors.

As a director, Ms. Downey is eligible to participate in the company’s Fifth Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan, under which she is entitled to automatic annual grants of restricted stock in May of each year. The number of restricted shares awarded can be calculated by dividing $91,000 by the per share fair market value of the company’s common stock on such date. Ms. Downey’s initial grants are expected to be approved at a meeting of the compensation committee of the board of directors to be held in May 2008 and will include a prorated award for the March 2008 through May 2008 and the annual award for the June 2008 to May 2009 service period.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.
(Registrant)

Date: February 5, 2008	/s/ Kerry Fanwick
Kerry Fanwick, Esq. Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release of BRE Properties, Inc. dated February 4, 2008.